As filed with the Securities and Exchange Commission on June 21, 2024
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Canoo Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	83-1476189 (I.R.S. Employer Identification No.)
19951 Mariner Avenue
Torrance, California 90503
Tel: (424) 271-2144
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hector Ruiz
General Counsel
Canoo Inc.
19951 Mariner Avenue
Torrance, California 90503
Tel: (424) 271-2144
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Robert E. Goedert, P.C.
Kevin M. Frank
Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
(312) 862-2000
Approximate date of commencement of proposed sale to the public:
From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 21, 2024
PROSPECTUS
Canoo Inc.
13,719,850 Shares of Common Stock

This prospectus relates to the offer and sale of up to 13,719,850 shares of our common stock, $0.0001 par value per share (our “Common Stock”), by YA II PN, LTD., a Cayman Islands exempt limited partnership (“YA” or the “Selling Stockholder”). YA is a fund managed by Yorkville Advisors Global, LP.
The shares of our Common Stock being offered by the Selling Stockholder will be issued pursuant to the Pre-Paid Advance Agreement, dated June 13, 2024 (the “Effective Date”), that we entered into with YA (the “PPA”). In accordance with the terms of the PPA, the Company received an advance of $15,000,000 from YA (the “Pre-Paid Advance”), and such Pre-Paid Advance will be offset upon the issuance of shares of our Common Stock (the “Advance Shares”) to YA at a purchase price (the “Purchase Price”) that will initially be equal to $2.30 per share. On the date that is the (i) 60th day after the Effective Date, the Purchase Price on any remaining amount of the Pre-Paid Advance then outstanding at such time will be repriced to a price per share equal to 100% of the average of the daily volume weighted average price (the “VWAP”) of our Common Stock on The Nasdaq Capital Market (“Nasdaq”) for the ten trading days immediately prior to the date that is the 60th day after the Effective Date and (ii) 120th day after the Effective Date, the Purchase Price on any remaining amount of the Pre-Paid Advance then outstanding at such time will be repriced to a price per share equal to 100% of the average of the daily VWAP of our Common Stock on Nasdaq for the ten trading days immediately prior to the date that is the 120th day after the Effective Date, in each case, subject to certain equity conditions set forth in the PPA.
After giving effect to the commitment fee and the purchase price discount provided for in the PPA, net proceeds of the Pre-Paid Advance to us were approximately $14,100,000. The issuance of Common Stock under the PPA is subject to certain limitations, including, among others, that the aggregate number of shares of Common Stock issued pursuant to the PPA cannot exceed 19.99% of our outstanding Common Stock as of the Effective Date (the “Exchange Cap”) unless our stockholders have approved issuances in excess of the Exchange Cap. Pursuant to the terms of the PPA, interest accrues on the outstanding balance of the Pre-Paid Advance at an annual rate equal to 5%, subject to an increase to 15% upon events of default described in the PPA.
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholder.
See the sections titled “The YA Transaction” for a description of the transaction contemplated by the PPA and “Selling Stockholder” for additional information regarding YA.
The Selling Stockholder may sell the shares of our Common Stock included in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell the shares in the section entitled “Plan of Distribution.” The Selling Stockholder may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).
The Selling Stockholder will pay all brokerage fees and commissions and similar expenses in connection with the offer and sale of the shares by the Selling Stockholder pursuant to this prospectus. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering under the Securities Act the offer and sale of the shares included in this prospectus by the Selling Stockholder. See “Plan of Distribution.”
Our Common Stock and public warrants are traded on Nasdaq under the symbol “GOEV” and “GOEVW,” respectively. On June 20, 2024, the last reported sale price on Nasdaq of our Common Stock was $1.81 per share and the last reported sale price of our public warrants was $0.06 per warrant.
Our principal executive office is located at 19951 Mariner Avenue, Torrance, California 90503, and our telephone number is (424) 271-2144.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page 7 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is         , 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The Selling Stockholder may, from time to time, sell the securities described in this prospectus.
You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholder have authorized anyone to provide you with different information. Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”
Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business” “Canoo,” “the Company” and “our company” refer to and similar references refer to Canoo Inc. and its consolidated subsidiaries.
This prospectus contains our registered and unregistered trademarks and service marks, as well as trademarks and service marks of third parties. Solely for convenience, these trademarks and service marks are referenced without the ®, ™ or similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and service marks. All brand names, trademarks and service marks appearing in this prospectus are the property of their respective holders.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement of which this prospectus is a part or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.
Our website address is www.canoo.com. We do not incorporate the information on or accessible through our website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF DOCUMENTS BY REFERENCE
SEC rules permit us to incorporate information by reference into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus:
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our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

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our Current Reports on Form 8-K, filed with the SEC on January 2, 2024, January 5, 2024, January 12, 2024, January 19, 2024, January 31, 2024, February 7, 2024, February 9, 2024, February 29, 2024, March 8, 2024, March 14, 2024, March 15, 2024, April 11, 2024, May 6, 2024 and June 13, 2024; and

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a description of our capital stock, included as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022.

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including prior to the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number below:
Canoo Inc.
19951 Mariner Avenue
Torrance, California 90503
Attn: Investor Relations Department
Phone: (424) 271-2144
Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

SUMMARY
Canoo Inc.
We are a high tech advanced mobility technology company with a proprietary modular electric vehicle platform and connected services initially focused on commercial fleet, government and military customers. The Company has developed a breakthrough EV platform that it believes will enable it to rapidly innovate, and bring new products addressing multiple use cases to market faster than its competition and at a lower cost. Our vehicle architecture and design philosophy are aimed at driving productivity and returning capital to our customers, and we believe the software and technology capabilities we are developing, packaged around a modular, customizable product, have the potential to empower the customer experience across a vehicle’s lifecycle. We remain committed to the environment and to delivering sustainable mobility to our customers to support them in meeting their net zero emissions goals. We are proudly manufacturing our fully electric vehicles in Oklahoma and are committed to building a diverse workforce that will draw heavily upon the local communities of Native Americans and Veterans.
Background
On December 21, 2020, Hennessy Capital Acquisition Corp. IV (“HCAC”) consummated the previously announced merger pursuant to that certain Merger Agreement and Plan of Reorganization, dated as of August 17, 2020 (the “Merger Agreement”), by and among HCAC, HCAC IV First Merger Sub, Ltd., an exempted company incorporated with limited liability in the Cayman Islands and a direct, a wholly owned subsidiary of HCAC (“First Merger Sub”), EV Global Holdco LLC (f/k/a HCAC IV Second Merger Sub, LLC), a Delaware limited liability company and a direct, wholly owned subsidiary of HCAC (“Second Merger Sub”), and Canoo Holdings Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Legacy Canoo”). Pursuant to the terms of the Merger Agreement, a business combination between HCAC and Legacy Canoo was effected through the merger of (a) First Merger Sub with and into Legacy Canoo, with Legacy Canoo surviving as a wholly-owned subsidiary of HCAC (Legacy Canoo, in its capacity as the surviving corporation of the merger, the “Surviving Corporation”) and (b) the Surviving Corporation with and into Second Merger Sub, with Second Merger Sub being the surviving entity, which ultimately resulted in Legacy Canoo becoming a wholly-owned direct subsidiary of HCAC (all transactions collectively, the “Business Combination”). In connection with the closing of the Business Combination, HCAC changed its name to Canoo Inc. and we became a Nasdaq-listed company.
Corporate Information
Our Common Stock and public warrants are listed on Nasdaq under the symbol “GOEV” and “GOEVW,” respectively. Our principal executive office is located at 19951 Mariner Avenue, Torrance, California 90503, and our telephone number is (424) 271-2144. Our website address is www.canoo.com. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

THE OFFERING
On June 13, 2024, we entered into the PPA with YA. In accordance with the terms of the PPA, we received the Pre-Paid Advance from YA, and such Pre-Paid Advance will be offset upon the issuance of shares of our Common Stock to YA at the Purchase Price, which will initially be equal to $2.30 per share. On the date that is the (i) 60th day after the Effective Date, the Purchase Price on any remaining amount of the Pre-Paid Advance then outstanding at such time will be repriced to a price per share equal to 100% of the average of the daily VWAP of our Common Stock on Nasdaq for the ten trading days immediately prior to the date that is the 60th day after the Effective Date and (ii) 120th day after the Effective Date, the Purchase Price on any remaining amount of the Pre-Paid Advance then outstanding at such time will be repriced to a price per share equal to 100% of the average of the daily VWAP of our Common Stock on Nasdaq for the ten trading days immediately prior to the date that is the 120th day after the Effective Date, in each case, subject to certain equity conditions set forth in the PPA.
After giving effect to the commitment fee and the purchase price discount provided for in the PPA, net proceeds of the Pre-Paid Advance to us were approximately $14,100,000. The issuance of Common Stock under the PPA is subject to certain limitations, including, among others, that the aggregate number of shares of Common Stock issued pursuant to the PPA cannot exceed the Exchange Cap unless our stockholders have approved issuances in excess of the Exchange Cap. Pursuant to the terms of the PPA, interest accrues on the outstanding balance of the Pre-Paid Advance at an annual rate equal to 5%, subject to an increase to 15% upon events of default described in the PPA.
Actual sales of shares of Common Stock to YA from time to time will depend on a variety of factors, including, among others, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for us and our operations.
YA has agreed that, during the term of the PPA, neither YA nor its affiliates will engage in any short sales or hedging transactions which establish a net short position with respect to our Common Stock. The PPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.
Unless terminated earlier as provided in the PPA, the PPA will automatically terminate upon the date which (i) all amounts outstanding under the Pre-Paid Advance have been fully repaid, and (ii) all the Advance Shares issued to YA under the PPA have been sold. We have the right to terminate the PPA at any time, at no cost or penalty, upon five trading days’ prior written notice to YA, providing that (i) there are no outstanding purchase notices, (ii) there are no outstanding Pre-Paid Advances which have not be fully repaid, (iii) all the Advance Shares issued to YA under the PPA have been sold, and (iv) we have paid all amounts owed to YA pursuant to the PPA.
There are substantial risks to our stockholders as a result of the sale and issuance of Common Stock to YA under the PPA. These risks include substantial dilution, significant declines in our stock price and our inability to draw sufficient funds when needed. See the section entitled “Risk Factors” included elsewhere in this prospectus. Issuances of our Common Stock under the PPA will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuances pursuant to the PPA.

SECURITIES OFFERED
Shares of Common Stock Offered by the Selling Stockholder
Common Stock having an aggregate gross sales price of $15,000,000. YA will purchase shares from us at the Purchase Price, which will initially be equal to $2.30 per share. On the date that is the (i) 60th day after the Effective Date, the Purchase Price on any remaining amount of the Pre-Paid Advance then outstanding at such time will be repriced to a price per share equal to 100% of the average of the daily VWAP of our Common Stock on Nasdaq for the ten trading days immediately prior to the date that is the 60th day after the Effective Date and (ii) 120th day after the Effective Date, the Purchase Price on any remaining amount of the Pre-Paid Advance then outstanding at such time will be repriced to a price per share equal to 100% of the average of the daily VWAP of our Common Stock on Nasdaq for the ten trading days immediately prior to the date that is the 120th day after the Effective Date, in each case, subject to certain equity conditions set forth in the PPA.
Shares of Common Stock Outstanding Prior to this Offering
70,904,030 shares of Common Stock (as of June 20, 2024).
Shares of Common Stock Outstanding After this Offering
77,425,769 shares of our Common Stock, assuming the sale of 6,521,739 shares of our Common Stock in this offering at an offering price of $2.30 per share, which is the initial Purchase Price. The actual number of shares of our Common Stock issued will vary depending upon the number of shares we sell under the PPA.
Use of Proceeds
We will not receive any proceeds from the sale of shares of Common Stock included in this prospectus by the Selling Stockholder. After giving effect to the commitment fee and the purchase price discount provided for in the PPA, we received net proceeds of approximately $14,100,000 in respect of the Pre-Paid Advance.
Market for Common Stock
Our Common Stock is currently traded on The Nasdaq Capital Market under the symbol “GOEV.”
Risk Factors
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our securities.
Additional Risks Related to this Offering and Our Common Stock
Substantial blocks of our Common Stock may be sold into the market as a result of the Pre-Paid Advance Agreement.
The price of our Common Stock could decline if there are substantial sales of shares of our Common Stock, if there is a large number of shares of our Common Stock available for sale, or if there is the perception that these sales could occur.
On June 13, 2024, we entered into the PPA with YA. In accordance with the terms of the PPA, we received the Pre-Paid Advance from YA, and such Pre-Paid Advance will be offset upon the issuance of shares of our Common Stock to YA at the Purchase Price, which will initially be equal to $2.30 per share. On the date that is the (i) 60th day after the Effective Date, the Purchase Price on any remaining amount of the Pre-Paid Advance then outstanding at such time will be repriced to a price per share equal to 100% of the average of the daily VWAP of our Common Stock on Nasdaq for the ten trading days immediately prior to the date that is the 60th day after the Effective Date and (ii) 120th day after the Effective Date, the Purchase Price on any remaining amount of the Pre-Paid Advance then outstanding at such time will be repriced to a price per share equal to 100% of the average of the daily VWAP of our Common Stock on Nasdaq for the ten trading days immediately prior to the date that is the 120th day after the Effective Date, in each case, subject to certain equity conditions set forth in the PPA.
Any issuances of shares of our Common Stock pursuant to the PPA to offset the Pre-Paid Advance will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our Common Stock. Sales of a substantial number of shares of our Common Stock in the public market or other issuances of shares of our Common Stock, or the perception that these sales or issuances could occur, could cause the market price of our Common Stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.
We do not have the right to control the timing and amount of the issuance of our shares of Common Stock to YA under the PPA and, accordingly, it is not possible to predict the actual number of shares we will issue pursuant to the PPA at any one time or in total.
We do not have the right to control the timing and amount of any issuances of our shares of Common Stock to YA under the PPA. Because the Purchase Price to be paid by YA for the shares of Common Stock is subject to adjustment, it is not possible for us to predict the number of shares of Common Stock that we will sell to YA under the PPA or the Purchase Price that YA will pay for shares purchased from us under the PPA. Further, the resale by YA of a significant amount of shares registered in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile.

Our current business plans require a significant amount of capital. If we are unable to obtain sufficient funding or do not have access to capital, we may not be able to execute our business plans and our prospects, financial condition and results of operations could be materially adversely affected.
In addition to the net proceeds received under the PPA, we expect to continue to seek other sources of funding, including by offering additional equity and/or equity-linked securities through one or more credit facilities and potentially by offering debt securities to finance a portion of our future expenditures. We have experienced operating losses, and we expect to continue to incur operating losses as we implement our business plans. We expect our capital expenditures to continue to be significant in the foreseeable future as we expand our business. We expect to expend capital with significant outlays directed both toward bringing our current vehicle programs to market as well as developing additional vehicles, along with related products and service offerings. The fact that we have a limited operating history means we have limited historical data on the demand for our EVs and other products. As a result, our capital requirements are uncertain and actual capital requirements may be different from those we currently anticipate. In addition, new opportunities for growth in future product lines and markets may arise and may require additional capital.
The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders. Our ability to obtain the necessary additional financing to carry out our business plans or to refinance, if necessary, any outstanding debt when due is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds on favorable terms, we may have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any such funding or we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations and our prospects, financial consolidated results of operations could be materially adversely affected, in which case our investors could lose some or all of their investment.
Investors who buy shares at different times will likely pay different prices.
YA may resell all, some or none of the shares of Common Stock it purchases under the PPA at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from YA in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from YA in this offering as a result of future sales made by us to YA at prices lower than the prices such investors paid for their shares in this offering.
Management will have broad discretion as to the use of the proceeds from the PPA, and uses may not improve our financial condition or market value.
Because we have not designated the amount of net proceeds received under the PPA to be used for any particular purpose, our management will have broad discretion as to the application of such proceeds. Our management may use the proceeds for working capital and general corporate purposes that may not improve our financial condition or advance our business objectives.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are subject to risks and uncertainties. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.
Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. Below is a summary of certain material factors that may make an investment in our Common Stock speculative or risky.
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We are an early stage company with a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future.

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We may be unable to adequately control the costs associated with our operations.

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Our current business plans require a significant amount of capital. If we are unable to obtain sufficient funding or do not have access to capital, we will be unable to execute our business plans and our prospects, financial condition and results of operations could be materially adversely affected.

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Our management has performed an analysis of our ability to continue as a going concern and has identified substantial doubt about our ability to continue as a going concern. If we are unable to obtain sufficient additional funding or do not have access to additional capital, we will be unable to execute our business plans and could be required to terminate or significantly curtail our operations.

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The resulting market price of our Common Stock following the reverse stock split may not attract new investors, and it is not certain that the reverse stock split will result in a sustained proportionate increase in the market price of our Common Stock.

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We have not achieved positive operating cash flow and, given our projected funding needs, our ability to generate positive cash flow is uncertain.

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Our financial results may vary significantly from period to period due to fluctuations in our operating costs, product demand and other factors.

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Our limited operating history makes evaluating our business and future prospects difficult and increases the risk of your investment.

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We have remediated the material weaknesses previously reported in our internal control over financial reporting, but if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and stock price.

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If we fail to manage our growth effectively, we may not be able to design, develop, manufacture, market and launch our EVs successfully.

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We are highly dependent on the services of our key employees and senior management and, if we are unable to attract and retain key employees and hire qualified management, technical and EV engineering personnel, our ability to compete could be harmed.

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We face significant barriers to manufacture and bring our EVs to market, and if we cannot successfully overcome those barriers our business will be negatively impacted.

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Customers who have committed to purchase significant amounts of our vehicles may purchase significantly fewer vehicles than we currently anticipate or none at all. In that case, our business, prospects, financial condition, results of operations, and cash flows could be materially and adversely affected.

•
Our ability to develop and manufacture EVs of sufficient quality and appeal to customers on schedule and on a large scale is unproven and still evolving.

•
We will depend initially on revenue generated from a single EV model and in the foreseeable future will be significantly dependent on a limited number of models.

•
There is no guarantee that we will be able to develop our software platform, Canoo Digital Ecosystem, or that if we are able to develop it, that we will obtain the revenue and other benefits we expect from it.

•
We may fail to attract new customers in sufficient numbers or at sufficient rates or at all or to retain existing customers, if any, and may face risks if we are dependent on a small number of customers for a significant portion of our revenues.

•
If our EVs fail to perform as expected, our ability to develop, market and deploy our EVs could be harmed.

•
Our distribution model may expose us to risk and if unsuccessful may impact our business prospects and results of operations.

•
We face legal, regulatory and legislative uncertainty in how our go-to-market models will be interpreted under existing and future law, including the potential inability to protect our intellectual property rights, and we may be required to adjust our consumer business model in certain jurisdictions as a result.

•
If we fail to successfully build and tool our manufacturing facilities and/or if we are unable to establish or continue a relationship with a contract manufacturer or if our manufacturing facilities become inoperable, we will be unable to produce our vehicles and our business will be harmed.

•
We may not be able to realize the non-dilutive financial incentives offered by the State of Oklahoma where we will develop our own manufacturing facilities.

•
We and our third-party suppliers will rely on complex machinery for production, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.

•
We have no experience to date in high volume manufacture of our EVs.

•
We may experience significant delays in the design, production and launch of our EVs, which could harm our business, prospects, financial condition and operating results.

•
Increases in costs, disruption of supply or shortage of raw materials and other components used in our vehicles, in particular lithium-ion battery cells, could harm our business.

•
We are dependent on our suppliers, some of which are single or limited source suppliers, and the inability of these suppliers to deliver necessary components of our EVs at prices and volumes, performance and specifications acceptable to us, could have a material adverse effect on our business, prospects, financial condition and operating results.

•
We are or may be subject to risks associated with strategic alliances or acquisitions and may not be able to identify adequate strategic relationship opportunities, or form strategic relationships, in the future.

•
The automotive market is highly competitive and technological developments by our competitors may adversely affect the demand for our EVs and our competitiveness in this industry.

•
If the market for EVs does not develop as we expect or develops more slowly than is expected, our business, prospects, financial condition and operating results will be adversely affected.

•
We may not be able to obtain or agree on acceptable terms and conditions for all or a significant portion of the government grants, loans and other incentives for which we may apply.

•
Our EVs are based on the use of complex and novel steer-by-wire technology that is unproven on a wide commercial scale.

•
Our EVs rely on software and hardware that is highly technical, and if these systems contain errors, bugs or vulnerabilities, or if we are unsuccessful in addressing or mitigating technical limitations in our systems, our business could be adversely affected.

•
We are subject to cybersecurity risks to our operational systems, security systems, infrastructure, integrated software in our EVs and customer data processed by us or third-party vendors.

•
Our stock price has been volatile, and the market price of our Common Stock may drop below the price you pay.

•
Future sales and issuances of our equity or convertible securities could result in dilution to our existing stockholders and could cause the price of our Common Stock to decline.

•
Substantial blocks of our total outstanding shares may be sold into the market. If there are substantial sales or issuances of shares of our Common Stock, the price of our Common Stock could decline.

•
Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our securities.

•
Economic, regulatory, political and other events, including fluctuating interest rates, sustained inflation, slower growth or recession, issues with supply chain, shortage of labor, national and global geopolitical and economic uncertainty, may adversely affect our financial results.

•
Our ability to meet the timelines we have established for production and manufacturing milestones of our EVs is uncertain.

Importantly, the summary above does not address all the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized herein, as well as other risks and uncertainties that we face, are disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein. The above summary is qualified in its entirety by those more complete discussions of such risks and uncertainties. Given such risks and uncertainties, you should not place undue reliance on forward-looking statements.
We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.
All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
We caution you that the important factors referenced above may not contain all of the factors that are important to you. We cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with forward-looking statements, those results or developments may not be indicative of results or developments in subsequent periods. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS
This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by YA. All of the Common Stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for its own account. We will not receive any of the proceeds from these sales.
After giving effect to the commitment fee and the purchase price discount provided for in the PPA, we received net proceeds of approximately $14,100,000 in respect of the Pre-Paid Advance. We will not receive any further proceeds under the PPA.

DETERMINATION OF OFFERING PRICE
We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Stockholder under this prospectus as the price will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the Selling Stockholder and the buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

SELLING STOCKHOLDER
This prospectus relates to the possible resale from time to time by YA of any or all of the shares of Common Stock that may be issued by us to YA under the PPA. For additional information regarding the issuance of Common Stock covered by this prospectus, see the section titled “The YA Transaction” below. We have previously entered into other transactions with YA as further described in this prospectus and the information incorporated by reference into this prospectus.
The table below presents information regarding the Selling Stockholder and the shares of Common Stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholder has voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 70,904,030 shares of our Common Stock outstanding on June 20, 2024. The number of shares that may actually be sold by us under the PPA may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.
	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
Name of Selling Stockholder	Number	Percent		Number(1)	Percent
YA II PN, LTD.(2)	1,372,546	2.0%	13,719,850	—	—

(1)
Assumes the sale of all shares being offered pursuant to this prospectus. Depending on the price per share at which we sell our Common Stock to YA pursuant to the PPA, we may need to sell to YA under the PPA more shares of our Common Stock than are offered under this prospectus in order to offset the Pre-Paid Advance. In such case, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by YA is dependent upon the number of shares we sell to YA under the PPA.

(2)
YA is a fund managed by Yorkville Advisors Global, LP (“Yorkville LP”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The business address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092.

THE YA TRANSACTION
On June 13, 2024, we entered into the PPA with YA. In accordance with the terms of the PPA, we received the Pre-Paid Advance from YA, and such Pre-Paid Advance will be offset upon the issuance of shares of our Common Stock to YA at the Purchase Price, which will initially be equal to $2.30 per share. On the date that is the (i) 60th day after the Effective Date, the Purchase Price on any remaining amount of the Pre-Paid Advance then outstanding at such time will be repriced to a price per share equal to 100% of the average of the daily VWAP of our Common Stock on Nasdaq for the ten trading days immediately prior to the date that is the 60th day after the Effective Date and (ii) 120th day after the Effective Date, the Purchase Price on any remaining amount of the Pre-Paid Advance then outstanding at such time will be repriced to a price per share equal to 100% of the average of the daily VWAP of our Common Stock on Nasdaq for the ten trading days immediately prior to the date that is the 120th day after the Effective Date, in each case, subject to certain equity conditions set forth in the PPA.
After giving effect to the commitment fee and the purchase price discount provided for in the PPA, net proceeds of the Pre-Paid Advance to us were approximately $14,100,000. The issuance of Common Stock under the PPA is subject to certain limitations, including, among others, that the aggregate number of shares of Common Stock issued pursuant to the PPA cannot exceed the Exchange Cap unless our stockholders have approved issuances in excess of the Exchange Cap. Pursuant to the terms of the PPA, interest accrues on the outstanding balance of the Pre-Paid Advance at an annual rate equal to 5%, subject to an increase to 15% upon events of default described in the PPA.
Other than the initial Purchase Price of $2.30 per share, we do not know what the Purchase Price of the shares that YA will purchase under the PPA will be and therefore cannot be certain as to the number of shares we will issue to YA under the PPA. As of June 20, 2024, there were 70,904,030 shares of our Common Stock outstanding. Depending on the market prices of our Common Stock at the time we issue and sell shares to YA under the PPA, to the extent the Exchange Cap provisions and other limitations in the PPA allow, we may need to file with the SEC one or more additional registrations statements to register for resale additional shares of our Common Stock in order to offset the Pre-Paid Advance. If all of the 13,719,850 shares offered by YA under this prospectus, which represents the maximum number of shares that can be issued under the PPA without exceeding the Exchange Cap, were issued and outstanding as of the date hereof, such shares would represent approximately 16.2% of the total number of shares of our Common Stock outstanding.
Short-Selling or Hedging by YA
YA has agreed that, during the term of the PPA, neither YA nor its affiliates will engage in any short sales or hedging transactions which establish a net short position with respect to our Common Stock.
Termination of the PPA
Unless earlier terminated as provided in the PPA, the PPA will automatically terminate upon the date which:
i.
all amounts outstanding under the Pre-Paid Advance have been fully repaid; and

ii.
all the Advance Shares issued to YA under the PPA have been sold.

We have the right to terminate the PPA at any time, at no cost or penalty, upon five trading days’ prior written notice to YA, providing that:
i.
there are no outstanding purchase notices under the PPA;

ii.
there are no outstanding Pre-Paid Advances which have not be fully repaid;

iii.
all the Advance Shares issued to YA under the PPA have been sold; and

iv.
we have paid all amounts owed to YA pursuant to the PPA.

We and YA may also terminate the PPA at any time by mutual written consent.

Effect of Performance of the PPA on our Stockholders
All the shares of Common Stock that may be issued or sold by us to YA under the PPA that are being registered under the Securities Act for resale by YA under this prospectus are expected to be freely tradable. The resale by YA of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Depending on market prices of shares of our Common Stock and subject to the Exchange Cap and other limitations in the PPA, we may issue and sell to YA under the PPA more shares of our Common Stock than are offered under this prospectus in order to offset the Pre-Paid Advance. In such case, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale under this prospectus is dependent upon the market price of our Common Stock at the time we issue and sell shares of our Common Stock to YA.

PLAN OF DISTRIBUTION
On June 13, 2024, we entered into the Pre-Paid Advance Agreement with YA. In accordance with the terms of the PPA, we received the Pre-Paid Advance from YA, and such Pre-Paid Advance will be offset upon the issuance of shares of our Common Stock to YA at the Purchase Price, which will initially be equal to $2.30 per share. On the date that is the (i) 60th day after the Effective Date, the Purchase Price on any remaining amount of the Pre-Paid Advance then outstanding at such time will be repriced to a price per share equal to 100% of the average of the daily VWAP of our Common Stock on Nasdaq for the ten trading days immediately prior to the date that is the 60th day after the Effective Date and (ii) 120th day after the Effective Date, the Purchase Price on any remaining amount of the Pre-Paid Advance then outstanding at such time will be repriced to a price per share equal to 100% of the average of the daily VWAP of our Common Stock on Nasdaq for the ten trading days immediately prior to the date that is the 120th day after the Effective Date, in each case, subject to certain equity conditions set forth in the PPA.
The shares of Common Stock offered by this prospectus are being offered by the Selling Stockholder, YA. The Selling Stockholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the PPA to provide customary indemnification to YA. It is possible that our shares may be sold from time to time by YA in one or more of the following manners:
•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
to a broker-dealer as principal and resale by the broker-dealer for its account;

•
in a privately negotiated transaction; or

•
a combination of any such methods of sale.

YA has agreed that, during the term of the PPA, neither YA nor its affiliates will engage in any short sales or hedging transactions which establish a net short position with respect to our Common Stock.
We have advised YA that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes YA, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.
These restrictions may affect the marketability of the common shares by YA and any unaffiliated broker-dealer.
We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the Selling Stockholder. We estimate that our total expenses for the offering will be approximately $133,786.

LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois.
EXPERTS
The financial statements of Canoo Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

CANOO INC.
13,719,850 SHARES OF COMMON STOCK

PROSPECTUS

           , 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the fees and expenses payable by us in connection with the sale and distribution of the securities being registered hereby. None of the expenses listed below are to be borne by the Selling Stockholder named in the prospectus that forms a part of this registration statement. All amounts are estimates, except for the SEC registration fee:
Amount to be paid
SEC registration fee	$3,786
Legal fees and expenses*	$100,000
Accounting fees and expenses*	$25,000
Printing expenses*	$5,000
Total	$133,786

*
Except for the SEC registration fee, estimated solely for the purposes of this Item 14. Actual expenses may vary.

Item 15.   Indemnification of Directors and Officers
Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
Our bylaws provide that we will indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.
We are party to indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL.
The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act.
We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
Item 16.   Exhibits
Exhibit No	Description
3.1	Second Amended and Restated Certificate of Incorporation of the Company, dated December 21, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2020).
3.2	Certificate of Amendment, dated January 25, 2023, to the Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 25, 2023).
3.3	Amended and Restated Bylaws of the Company, dated December 21, 2020 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2020).
3.4	Certificate of Amendment, dated October 6, 2023, to the Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2023).
3.5	Certificate of Amendment, dated March 7, 2024, to the Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 8, 2024).
3.6	Certificate of Designation of the Company for the 7.5% Series B Cumulative Perpetual Redeemable Preferred Stock, dated October 12, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2023).
3.7	Certificate of Designation of the Company for the Series C Cumulative Perpetual Redeemable Preferred Stock, dated May 3, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2024).
4.1	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2020).

Exhibit No	Description
5.1+	Opinion of Kirkland & Ellis LLP.
10.1	Amended and Restated Registration Rights Agreement, dated December 21, 2020, by and among the Company and certain stockholders of the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2020).
10.2	Pre-Paid Advance Agreement, dated June 13, 2024, by and between Canoo Inc. and YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 13, 2024).
23.1+	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2+	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1+	Powers of Attorney (included on signature page to this registration statement).
107+	Calculation of Registration Fee.

+
Filed herewith.

Item 17.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on June 21, 2024.
CANOO INC.
By:
/s/ Greg Ethridge

Name:
Greg Ethridge

Title:
Chief Financial Officer

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POWER OF ATTORNEY
The undersigned directors and officers of Canoo Inc. hereby appoint each of Tony Aquila, Greg Ethridge and Hector Ruiz, as attorney-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 21, 2024.
Signature	Title
/s/ Tony Aquila Tony Aquila	Chief Executive Officer and Executive Chair of the Board (Principal Executive Officer)
/s/ Greg Ethridge Greg Ethridge	Chief Financial Officer (Principal Financial Officer)
/s/ Ramesh Murthy Ramesh Murthy	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)
/s/ Foster Chiang Foster Chiang	Director
/s/ Thomas Dattilo Thomas Dattilo	Director
/s/ Claudia Romo Edelman Claudia Romo Edelman	Director
/s/ Arthur Kingsbury Arthur Kingsbury	Director
/s/ James Chen James Chen	Director
/s/ Deborah Diaz Deborah Diaz	Director
/s/ Debra von Storch Debra von Storch	Director